EXHIBIT 99.1 433 West Van Buren Street, Suite 501S Chicago, Illinois 60607 312.565.5700 | fhlbc.com

Federal Home Loan Bank of Chicago
2025 Board of Directors Election Results
December 1, 2025

The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2025 election of Federal Home Loan Bank of Chicago member and independent directors for member institutions in Illinois and Wisconsin. The directors’ 4-year terms will begin on January 1, 2026, and end on December 31, 2029.

Wisconsin	Members Eligible to Vote	Members Casting Votes	Total Eligible Votes
One Seat	227	108	3,616,661

	Candidate(s)	Votes	FHFA ID
	James H. Hegenbarth President and Director Bank CMG Madison, Wisconsin	898,257	13014

Elected	Bradley J. Schroeder Chairman, President & Chief Executive Officer DMB Community Bank Madison, Wisconsin	1,062,067	10002
	Total Number of Votes Cast	1,960,324

Independent Director	Members Eligible to Vote	Members Casting Votes	Total Eligible Votes
Two Seats	643	201	8,757,745

	Candidate(s)	Votes
Elected	Phyllis Lockett CEO LEAP-X Chicago, Illinois	2,790,365

Elected Public Interest	Mary R. Wright Fitchburg, Wisconsin	2,788,689

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the FHLBank Chicago and its member-stockholders. For your reference, the biographies including the qualifications of the newly elected directors are located on fhlbc.com.

Sincerely,

/s/Laura M. Turnquest

Laura M. Turnquest
Executive Vice President,
General Counsel &
Corporate Secretary